Exhibit 99.1
                                                                           NewsRelease

LML REPORTS PROFITABLE RESULTS FOR THE FIRST QUARTER OF FISCAL 2011

Revenue Increases 58%;  Net Income Improves 331%

VANCOUVER, BC, August 12, 2010 — LML PAYMENT SYSTEMS INC. (“LML”) (NASDAQ: LMLP), a leading technology provider of financial payment solutions for e-commerce and traditional businesses, reports results for its first quarter ended June 30, 2010.

Revenue for the three months ended June 30, 2010 was $5,131,000, an increase of 58%, over the $3,236,000 in revenue for the three months ended June 30, 2009.  GAAP net income for the quarter was $388,000, or $0.01 per share, compared to GAAP net income of $90,000, or $0.00 per share, for the first quarter ended June 30, 2009.  Cash provided by operating activities was $1,393,000 compared to $113,000 for the same period last year.

Non-GAAP net income was $875,000 or $0.03 per share compared to $556,000 or $0.02 per share for the first quarter last year.  Non-GAAP net income excludes stock-based compensation, depreciation and amortization, and other non-recurring items.  A reconciliation of GAAP to non-GAAP financial measures is attached.

“We are generally pleased with our results and the progress made during the last quarter.  Our Transaction Payment Processing segment continued its consistent revenue growth, while 281 new customers came on board.  Our intellectual property segment saw revenue increase 312% to approximately $1.8 million,  due primarily to a licensing and settlement agreement with one defendant in our patent litigation in the Eastern District of Texas,” said Patrick H. Gaines, Chief Executive Officer.

Q1 Highlights

•	Overall revenue increases 58%
•	Net income improves 331% to $388,000
•	Settled litigation with 2nd defendant in Eastern District of Texas case
•	Cash provided by operating activities increases $1,280,000

Conference Call
Management will host a conference call on August 12, 2010 at 1:30pm Pacific Time (4:30pm Eastern Time) to discuss these results.  To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction.  If you are calling from the United States or Canada, please dial 800-931-1360.   International callers please dial 212-231-2903.

If you are unable to join the call, an audio recording of the call will be available on our website at www.lmlpayment.com.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its subsidiaries Beanstream Internet Commerce Inc. in Canada and LML Payment Systems Corp. in the U.S., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses.  We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.
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GAAP versus Non-GAAP Financial Information

In addition to GAAP financial measures, the Corporation has provided supplemental non-GAAP financial measures of net income and earnings per share, which exclude certain non-cash and non-recurring items. For purposes of this news release, non-GAAP net income and earnings per share exclude stock-based compensation expense under CICA 3870 and the FASB authoritative guidance regarding share-based payment, depreciation and amortization expense, and certain non-cash items. A reconciliation of adjustments of non-GAAP to GAAP results for the first quarter and prior periods is included in the enclosed table.  The Corporation believes that non-GAAP financial measures are useful in assessing operating performance as they provide an additional basis to evaluate our ability to incur and service debt and to fund capital expenditures.  The Corporation believes the non-GAAP financial measures provide investors with similar measurement tools as its management uses to evaluate performance. Specifically, the Corporation’s management utilizes and relies upon certain financial reports which consist of an operating performance indicator without certain non-cash items such as amortization and depreciation and stock-based compensation to evaluate the Corporation’s operational performance as it pertains to generating cash, measuring budget expectations and achieving performance milestones. Non-GAAP financial measures are not meant to be considered in isolation and should not be considered as alternatives to financial information prepared in accordance with GAAP. Furthermore, our method of calculating the non-GAAP financial measures presented in this news release may differ from methods used by other companies, and as a result, the non-GAAP financial measures disclosed herein may not be comparable to other similarly titled measures used by other companies.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
(In U.S. Dollars, except share data)
(Unaudited)

	Three Months Ended
	June 30
	2010	2009

REVENUE	$5,130,919	$3,235,559
COST OF REVENUE (includes stock-based compensation expense of $37,057 (June 30, 2009 - $36,650))	2,610,396	1,624,426
GROSS PROFIT (excludes amortization and depreciation expense)	2,520,523	1,611,133

OPERATING EXPENSES
General and administrative (includes stock-based compensation expense of $233,861 (June 30, 2009 - $269,824))	1,168,425	948,512
Sales and marketing (includes stock-based compensation expense of $756 (June 30, 2009 - $748))	104,737	99,382
Product development and enhancement (includes stock-based compensation expense of $12,100 (June 30, 2009 - $11,967))	131,256	99,395
Amortization of property and equipment	37,529	32,453
Amortization of intangible assets	165,645	165,794
Gain on sale of property and equipment	-	2,174
INCOME BEFORE OTHER INCOME (EXPENSES) AND INCOME TAXES	912,931	267,771

Foreign exchange gain	67,902	28,192
Interest income	6,119	11,467
Interest expense	-	(45,281)
INCOME BEFORE INCOME TAXES	986,952	262,149

Income tax expense (recovery)
Current	(341,218)	172,517
Future	940,325	-
	599,107	172,517

NET INCOME	387,845	89,632

DEFICIT, beginning of period	(28,877,282)	(28,751,456)

DEFICIT, end of period	$(28,489,437)	$(28,661,824)

EARNINGS PER SHARE, basic and diluted	$0.01	$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	27,251,984	27,116,408
Diluted	27,496,401	27,116,408

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LML PAYMENT SYSTEMS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In U.S. Dollars)
(Unaudited)

	Three months ended June 30,

	2010	2009

GAAP Net Income	$387,845	$89,632

Add stock-based compensation	283,774	319,189
Add amortization of property and equipment	37,529	32,453
Add amortization of intangible assets	165,645	165,794
Less foreign exchange gain	-	(48,851)
Less gain on sale of assets	-	(2,174)

Non-GAAP Net Income	$874,793	$556,043

GAAP Net Earnings Per Share, basic	$0.01	$0.00

Add stock-based compensation	0.01	0.01
Add amortization of property and equipment	0.00	0.00
Add amortization of intangible assets	0.01	0.01
Less foreign exchange gain	-	(0.00)
Less gain on sale of assets	-	(0.00)

Non-GAAP Net Earnings Per Share, basic	$0.03	$0.02

GAAP Net Earnings Per Share, diluted	$0.01	$0.00

Add stock-based compensation	0.01	0.01
Add amortization of property and equipment	0.00	0.00
Add amortization of intangible assets	0.01	0.01
Less foreign exchange gain	-	(0.00)
Less gain on sale of assets	-	(0.00)

Non-GAAP Net Earnings Per Share, diluted	$0.03	$0.02

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars, except as noted below)
(Unaudited)

	June 30, 2010	March 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$6,390,394	$5,069,763
Funds held for merchants	5,949,784	5,804,752
Restricted cash	175,000	175,000
Accounts receivable, less allowances of $29,309 and $31,463, respectively	826,277	799,584
Corporate taxes receivable	1,381,132	1,072,930
Prepaid expenses	401,326	416,507
Current portion of future income tax assets	340,535	1,280,860
Total current assets	15,464,448	14,619,396

Property and equipment, net	181,695	219,580
Patents, net	413,447	455,304
Restricted cash	248,130	255,247
Future income tax assets	2,406,473	2,406,473
Other assets	20,263	20,641
Goodwill	17,874,202	17,874,202
Other intangible assets, net	4,586,550	4,710,337

TOTAL ASSETS	$41,195,208	$40,561,180

LIABILITIES
Current Liabilities
Accounts payable	$1,091,343	$836,274
Accrued liabilities	972,237	1,040,443
Funds due to merchants	5,949,784	5,804,752
Current portion of obligations under capital lease	6,627	11,195
Current portion of deferred revenue	1,364,355	1,325,983
Total current liabilities	9,384,346	9,018,647

Obligations under capital lease	9,840	9,840

Deferred revenue	1,843,807	2,155,162

TOTAL LIABILITIES	11,237,993	11,183,649

SHAREHOLDERS' EQUITY
Capital Stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-

Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-

Common shares, no par value, 100,000,000 shares authorized, 27,251,984 and 27,241,408 issued and outstanding, respectively	50,172,333	50,152,385

Contributed surplus	8,216,170	7,952,343
Deficit	(28,489,437)	(28,877,282)
Accumulated other comprehensive income	58,149	150,085
Total shareholders' equity	29,957,215	29,377,531

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$41,195,208	$40,561,180

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Three Months Ended
	June 30
	2010	2009

Operating Activities:
Net income	$387,845	$89,632
Adjustments to reconcile net income to net cash provided by operating activities
Amortization of property and equipment	37,529	32,453
Amortization of intangible assets	165,645	165,794
Stock-based compensation	283,774	319,189
Gain on sale of property and equipment	-	(2,174)
Future income taxes	940,325	-
Foreign exchange gain	-	(48,851)

Changes in non-cash operating working capital
Accounts receivable	(56,055)	(75,375)
Corporate taxes receivable	(344,293)	-
Prepaid expenses	12,065	(37,413)
Accounts payable and accrued liabilities	232,863	(136,717)
Corporate taxes payable	-	82,384
Deferred revenue	(266,943)	(275,987)
Net cash provided by operating activities	1,392,755	112,935

Investing Activities:
Acquisition of property and equipment	(3,420)	(12,608)
Proceeds from disposal of property and equipment	-	2,174
Net cash used in investing activities	(3,420)	(10,434)

Financing Activities:
Principal payments on capital leases	(4,318)	(50,587)
Payment on promissory notes	-	(2,321,460)
Net cash used in financing activities	(4,318)	(2,372,047)

Effects of foreign exchange rate changes on cash and cash equivalents	(64,386)	111,121

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,320,631	(2,158,425)

Cash and cash equivalents, beginning of period	5,069,763	6,138,530

Cash and cash equivalents, end of period	$6,390,394	$3,980,105

Supplemental disclosure of cash flow information
Interest paid	$-	$45,413
Taxes paid	$-	$65,851

CONTACTS:

Patrick H. Gaines                     Investor Relations
CEO                                           (800) 888-2260
(604) 689-4440

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